UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 26, 2011

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES

CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 26, 2011, Esterline Technologies Corporation (“Esterline”) acquired all of the outstanding shares of Souriau Technologies Holding (“STH”), Jupiter S.A.S. (“Jupiter”) and the shares of Financiere Jupiter S.A.S. (“FJ”) not held by Jupiter (the “Acquisition”), pursuant to the Share Purchase Agreement dated as of May 23, 2011 among Esterline, FCPR Sagard S.A.S., FCPR Sagard Connecteurs S.A.S. and certain individuals (the “Purchase Agreement”). STH, Jupiter and FJ are the parent entities of companies that comprise the Souriau Group (the “Souriau Group”), a leading global supplier of highly-engineered connectors for harsh environments.

The total purchase price for the Acquisition, net of estimated acquired Souriau Group cash on hand, was approximately 486 million euros (approximately USD$705 million). Pursuant to the Purchase Agreement, the total purchase price included approximately 63 million euros (approximately USD$91 million) for certain convertible bonds held by such shareholders. In addition, Esterline paid 130 million euros (approximately USD$189 million) to repay existing indebtedness of the Souriau Group, approximately 7 million euros (approximately USD$10 million) for transaction expenses, and approximately 1.3 million euros (approximately USD$1.9 million) in interest charges.

Esterline financed the acquisition of the Souriau Group using cash and borrowings under its credit facility.

There was no material relationship between Esterline (or any officer, director or affiliate of either Esterline, or any associate of any such officer or director) and the Souriau Group and any of the shareholders or subsidiaries of the Souriau Group.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers;

On July 26, 2011, Esterline announced that Stephen R. Larson, Vice President, Strategy and Technology, will retire from the Company effective January 1, 2012. Mr. Larson will transition his responsibilities to Esterline’s Chief Financial Officer, Robert D. George, who became Vice President, Chief Financial Officer, Corporate Development and Secretary on July 26, 2011. Albert S. Yost became Group Vice President and Treasurer on July 26, 2011 and will assume some of Mr. George’s existing responsibilities.

Item 7.01	Regulation FD Disclosure.

On July 27, 2011, Esterline issued a press release regarding the acquisition of the Souriau Group, which is furnished as Exhibit 99.1 to this report. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the press release.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b)	Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Share Purchase Agreement between FCPR Sagard, FCPR Sagard Connecteurs, Individuals, The Mezzanine Sellers as Sellers and Esterline Technologies Corporation as Buyer, dated May 23, 2011. (Incorporated by reference to Exhibit 10.1 to Esterline’s Form 10-Q for the quarter ended April 29, 2011[Commission File Number 1-6357].)

99.1	Press release issued by Esterline Technologies Corporation dated July 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: July 27, 2011	By:	/s/ Robert D. George
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement between FCPR Sagard, FCPR Sagard Connecteurs, Individuals, The Mezzanine Sellers as Sellers and Esterline Technologies Corporation as Buyer, dated May 23, 2011. (Incorporated by reference to Exhibit 10.1 to Esterline’s Form 10-Q for the quarter ended April 29, 2011[Commission File Number 1-6357].)

99.1	Press release issued by Esterline Technologies Corporation dated July 27, 2011.